SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2008

Waccamaw Bankshares, Inc.

(Exact name of Registrant as specified in its charter)

North Carolina	000-32985	52-2329563
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

110 N. POWELL BOULEVARD, WHITEVILLE, NC	28472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (910) 641-0044

Not Applicable

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes to Registrant’s Certifying Accountant

On April 7, 2008, Waccamaw Bankshares, Inc. (the “Registrant”) dismissed its independent accountant, Elliott Davis, PLLC (“Elliott Davis”), who had been engaged previously as the principal accountant to audit the Registrant’s financial statements. Elliott Davis’s reports on the financial statements of the Registrant for the past two years do not contain an adverse opinion or a disclaimer of opinion and are not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to dismiss Elliott Davis was recommended and approved by the Audit Committee of the Registrant.

During the Registrant’s two most recent fiscal years, there were no disagreements with Elliott Davis on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The Registrant has sent this report on Form 8-K to Elliott Davis and has asked that Elliott Davis furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the Registrant’s disclosure contained herein. Upon receipt of that letter, the Registrant shall file that letter as an exhibit to this 8-K.

As of April 7, 2008, the Registrant hired Dixon Hughes PLLC to be its independent accountant on a going-forward basis.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current belief and expectations of Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACCAMAW BANKSHARES, INC.

By:	/s/ James G. Graham
James G. Graham
President and Chief Executive Officer

Dated: April 11, 2008